REPÚBLICA FEDERATIVA DO BRASIL

Mariana Erika Heynemann

TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR

MAT. JUCERJA Nº 091 - CPF 021966117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

I, the undersigned, Sworn Public Translator and Interpreter in this City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, duly appointed by the Government of the State of Rio de Janeiro,

DO HEREBY CERTIFY AND ATTEST that a document, written in **PORTUGUESE**, was presented to me for translation into **ENGLISH**, which I have lawfully performed by reason of my official capacity, as follows:

Translation Nº. 35742

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL

Mariana Erika Heynemann

TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR

MAT. JUCERJA Nº 081 - CPF 021968117-00

EB da Amazônia

Environmental Sustainability

APPRAISAL REPORT ON JATUARANA FARM

Manaus, June, 2010

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021996117-00

MARIANA ERIKA HEYNEMANN – TRADUTORA PÚBLICA – Rio de Janeiro

EB da Amazônia

Environmental Sustainability

APPRAISAL REPORT ON JATUARANA FARM

Technical Responsibility:

Edson Ferreira Braga – Agricultural Engineer

Diana Rodrigues Braga – Economist

Manaus, June, 2010

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR

EB da Amazônia

Environmental Sustainability

Enrollment with the National Registry of Legal Entities (CNPJ): 04.809.850/0001-96 – Address: Rua Orlando Falcone Q.17 c/08-A Belvedere/Planalto 69044-370 Manaus – Amazonas – Brazil – Tel./Fax: (92) 3238-5567 – e-mail: eb@eb-da-amazonia.com.br – Site: www.eb-da-amazonia.com.br

TABLE OF CONTENTS

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021068117-09

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021966117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021966117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

9. Enclosures

9.1 – Forest Inventory

9.2 –Tables of the Value of the Bare Land

9.2.1 – Referential Prices of Lands and Rural Estate (INCRA)

9.2.2 – Table of the Value of the Bare Land (Income Revenue Service)

9.2.3 – Table for Appraisal of Rural Properties (EB)

9.3 – Technical pieces of the Real Estate

9.3.1 – Status plan

9.3.2 – Descriptive Memorial of the Whole Area

9.3.3 - Descriptive Memorial of the Area of Legal Reserve

9.3.4 – Satellite Image

9.4 – Annotation under Technical Responsibility – ATR

10. Technical Glossary

11. Bibliographic References

***

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021960117-00

MARIANA ERIKA HEYNEMANN TRADUTORA PÚBLICA Rio de Janeiro

LIST OF TABLES

***

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021666117-00

LIST OF FIGURES

***

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 001 - CPF 021066117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

LIST OF ABBREVIATIONS

ITEAM – Institute of Amazonas Lands

IFAM - Agrarian Institute of Amazonas

INCRA – National Institute of Colonization and Agrarian Reform

EB – Amazon EB

BASA – Banco da Amazônia S.A.

SRF – Secretaria da Receita Federal (Income Revenue Service)

FGV – Getúlio Vargas Foundation

SUDAM – Superintendence of Amazon Development

CREA – Regional Council of Engineering, Architecture & Agronomy

SICAF – Unified Roll of Suppliers

INSS – National Institute of Social Security

ABNT – Brazilian Association of Technical Standards

Ha – Hectare

***

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021068117-00

1. Summary

The purpose of this paper is to financially appraise the rural real estate denominated Jatuarana Farm, situated at the right margin of Aripuanã River, in the Municipality of Apuí, State of Amazonas.

The real estate asset has been appraised taking into account solely two elements: the existing forest heritage and the bare land. The forest cover reached the value of R$ 71,998,975.78 (seventy-one million, nine hundred and ninety-eight thousand, nine hundred and seventy-five reais and seventy-eight cents – *the Brazilian currency*), while the bare land reached R$ 6,307,673.67 (six million, three hundred and seven thousand, six hundred and seventy-three reais and sixty-seven cents), totaling R$ 78,306,649.45 (seventy-eight million, three hundred and six thousand, six hundred and forty-nine reais and forty-five cents).

This Report has been prepared according to the accuracy level (precision level II) defined by Brazilian Standard NBR 14.653-3 (June/2004) Appraisal of Assets – Part 3 – Rural Real Estate – of the Brazilian Association of Technical Standards – ABNT.

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021000117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

2. Presentation

This document refers to the appraisal of the rural real estate denominated Jatuarana Farm, with a total area of 36,481,6291 ha (thirty-six thousand, four hundred and eighty-one hectares and sixty-two ares and ninety-one hundredth), owned by AMAZONAS, INDÚSTRIA, COMÉRCIO E EXPORTAÇÃO DE PRODUTOS DE MADEIRA LTDA., situated in the Municipality of Apuí, State of Amazonas.

The appraisal of a real estate is made through the development of a series of operations via which it is possible to establish the value of a given good, upon, for example, the use of methods aiming at reaching the market value of the real estate studied.

The choice of the method to be used is up to the appraiser, with grounds on the universe of information available.

In works of this nature, taking into account that the purpose is to define the potentiality of the area, it is necessary to generically focus the socio-economic aspects regarding the municipality where it is situated the real estate subject of this study and, mainly, approaching the availability of the infrastructural aspects that may support any economic activity that may be implemented. These considerations are important to the extent

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021900117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

that they definitively contribute towards a deeper understanding of the work by the handlers.

The area of influence where the real estate is situated had another treatment. Through a detailed survey, it was possible to analyze the socio-economic and environmental aspects, mainly the timber potential; aiming at reaching real indicators of the value of the real estate, so as to generate subsides to the attainment of the financial value, according to the Brazilian Association of Technical Standards – ABNT.

Finally, considering the complexity of the handling of this document, not only for its expressive volume but also for the range of information contained herein, we suggest to its handlers to consult the summary where the main items are outstanding since they are presented in bold characters.

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021968117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Figure 3 – Aerial view of the Cityt of Apuí – State of Amazonas, Brazil.

4.1.1 – Location

The Municipality is situated in the mesoregion no. 04, microregion no. 13 and municipal code 0014 of IBGE*'s classification. * *Brazilian Institute of Geography and Statistics.*

The administration of the municipality is situated between Juma and Acari rivers, a tributary of Aripuanã River, at Km 640 of Transamazonic Highway (BR 230). It is situated in an area of semi-even topography, having no obstacles to the physical expansion of the city. It is 460 km far from the State's capital, in a straight line.

The municipality of Apuí, separated from the municipalities of Borba and Novo Aripuanã, has an area of 54,251 km^2 , having its limits defined as follows:

Limit with the municipality of SUCUNDURI: It begins at the headwaters of riverbank Acarazinho, at the watershed of Camaiu and Acari Rivers. This watershed, Southbound, reaches the watershed of Sucunduri and Aripuanã rivers, this watershed, Southbound, reaches its intersection with parallel of 08º 48' S.

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021666117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Limit with the State of MATO GROSSO: It begins at the intersection of watershed of Sucunduri and Aripuanã rivers with parallel of 08º 48' S; this parallel, Westbound, reaches its intersection with Guariba River.

Limit with the municipality of MANICORÉ: It begins at the intersection of parallel of 08º 48' S. This parallel, Westbound, reaches its intersection with Guariba River.

Limit with the municipality of NOVO ARIPUNÃ: It begins at the confluence of riverbank Jaraqui with Aripuanã River. This riverbank, through its straight line, reaches its headwaters, being a watershed of Aripuanã and Juma Rivers; from these headwaters, it goes, as a line, until reaching the headwaters of Surubim riverbank; this riverbank, through its straight line, reaches its confluence with Juma River, this river, going downstream through a straight line, reaches the confluence of Santa Maria riverbank; this riverbank, through its straight line, reaches the headwaters of Acarazinho riverbank; this riverbank, through its straight line, reaches its headwaters at the watershed of Camaiú-Acari Rivers.

4.2 – Socio-Demographic Aspects

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021969117-00

MARIANA ERIKA HEYNEMANN – Rio de Janeiro – TRADUTORA PÚBLICA

The Municipality has a population of 11,048 inhabitants, 6,050 being men and 4,998 women. By comparing the population with the Municipality's whole area we reach a population density of 0.36 inhabitants/km^2.

4.3 – Infrastructural Aspects & Public Services

4.3.1 – Electric Power

The production and distribution of energy in the Municipality is under the responsibility of CEAM (Coordination Office of Environmental Education).

4.3.2 – Transportation

The urban way network is composed of streets with natural bed. The access to the Municipality of Apui is through BR-230 and Novo Aripuanã/Apuí highways and through private planes. The fluvial access occurs only during six months of the year.

4.3.3 – Education

To serve a population at school age, the Municipality counts on two state schools, each with 10 classrooms. In the rural zone, the Municipality has 50 schools that have 61 classrooms.

4.3.4 – Communication

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021800117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

The mail company – ECT has a postal branch at the administration of the Municipality. The telephonic system is under the responsibility of various operating companies, working under the direct distance dialing system.

4.3.5 – Security

Military Police operates in the Municipality with a police station intended to maintain the order and security, by using, for such, a team of 1 chief officer (a 3rd sergeant) and 2 soldiers.

4.4 – Economic Aspects

4.4.1 – Primary Sector

4.4.1.1 – Agrarian Structure of Municipality of Apui

TABLE III

Classification of the Real Estate	Number of Real Estate units	%	Area (ha)	%
Small rural property	631	54.97	4031.2	9.51
Productive small property	1	0.09	100	0.02
Unproductive small property	483	42.07	6389.1	15.07
Unproductive medium-sized	23	2.00	1408.4	3.32

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 061 - CPF 021666117-03

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

4.4.1.3 – Cattle Raising

The bovine cattle raising outstands with approximately 21,000 animals. In a lesser extent there are swineherd, goatherd and sheep herd. In the rural zone of this Municipality, the aviculture presents aspects that differ from those of the other municipalities of the State of Amazonas. In the municipality, 80% of its places are situated in solid soil and the access thereto is via vicinal roads. Another characteristic shows that the settlers (in their great majority from the Southern of Brazil) are owners of their lands, the dimension of which is around 80 ha. Another fundamental point is the production of agriculturists for, in this municipality, the production surpasses that of all other municipalities of the State of Amazonas.

Figure 5 – Bovine Herd

4.4.2 – Secondary Sector

The industrial sector of the Municipality has 03 bakeries, 03 wood working houses with capacity of 20 m^3/day and 06 wood working houses with capacity of 4 m^3/day.

4.4.3 – Tertiary Sector

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 031 - CPF 021068117-03

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

The commercial activity is composed of 16 establishments that commercialize foodstuffs, 10 bars, 2 luncheonettes, 6 butcher shops, 5 restaurants, 4 hostelries, 2 gas stations at the urban perimeter and a gas station at the rural area and 2 drugstores. As to banking establishments, the municipality has a branch of the Bank of the State of Amazonas (Banco do Estado do Amazonas S.A.).

5. Characterization of the asset being appraised

5.1 – Location, limits and outlines

The rural tract being appraised and denominated Jatuarana Farm is situated at the right margin of Aripuanã River, in the Municipality of Apuí, State of Amazonas. In accordance with the Certificate of Full Tenor drafted at the Registry of Real Estate of the District of Apuí, State of Amazonas, presents the following limits and outlines:

Area: 36481.6291 ha

Perimeter: 79536.4300 m

Limits:

- North: Union's lands;
- South: Union's lands;
- East: Union's lands;

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF [illegible]

MARIANA ERIKA HEYNEMANN – TRADUTORA PÚBLICA – Rio de Janeiro

• West: right margin of Aripuanã river

5.2 – Survey of natural resources

With the purpose to prepare the diagnosis of the real estate being appraised, it was carried out a field research contemplating aspects considered relevant, such as: location, means of access, available natural resources and condition of use of the soil.

As a methodology of work employed in the characterization of the natural resources of the tract a representative sample survey has been carried out (paradigm area), elected through the interpretation of the cartographic base MIR-218-DSG/1:100.000 (ground plan from the Army Department), equivalent to 50 hectares, situated in the rural area that has as main vertices the following geographic coordinates and UTM even coordinates:

Table I

POINTS	GEOGRAPHIC COORDINATES		UTM PLAN COORDINATES		
	LATITUDE(S)	LONGITUDE(S)	ZONE	AXIS E	AXIS N
P1	-7°32'37.04"	-60°36'43.77"	20M	763,497.84	9,165,430.71
P2	-7°32'34.57"	-60°36'27.56"	20M	763,992.24	,165,503.99
P3	-7°32'37.79"	-60°36'27.16"	20M	764,006.90	9,165,405.07
P4	-7°32'40.26"	-60°36'43.27"	20M	763,512.29	9,165,405.07

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021088117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

5.2.1 – Vegetation

The prevailing forest cover of the area representing the rural tract (paradigm area) is the Dense Ombrophyl Forest and, in a lesser extent, the Open Ombrophyl Forest.

The main ecologic characteristics of the dominant vegetation resides in the ombrophyl environments that defines quite well the "forest floristic region". So, the ombrothermal characteristic of the *Dense Ombrophyl Forest* is determined by the tropical climatic factors of high temperatures (mean of 25º) and high precipitation, well distributed during the year (from 0 to 60 dry days), which determines a bioecologic situation substantially without a biologically dry period. Furthermore, in the environments of these forests, dystrophic latossoils are prevalent and, exceptionally, eutrophic latossoils originating from various kinds of rocks.

Figure 6 - Dense Ombrophyl Forest (aerial view).

The *Open Ombrophyl Forest* occurs on spots of even relief where it may be verified the existence of relevant concentration of lianas and palms such as babaçu, açai, buriti, among others.

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021998117-00
MARIANA ERIKA HEYNEMANN - Rio de Janeiro - TRADUTORA PÚBLICA

Different kinds of relief have been notices, ranging from plateaus to even areas situated in the Pre-Cambrian, Paleozoic and Tertiary Segments.

Figure 7 - Open Ombrophyl Forest (aerial view).

5.2.2 – Relief

With basis in the relative altimetry and in the homogeneity of forms of relief, it was possible to interpret the behavior of the relief of the area. The table below expresses the classification of the relief considering the reality found in different points of the real estate subject of the appraisal.

Table III

CLASSIFICATION OF THE RELIEF

CLASS OF RELIEF	AREA (ha)	%
Even	16,416.7331	45
Slightly wavy	9,120.4073	25
Wavy	5,472.2444	15
Very wavy	3,648.1629	10
Strongly wavy	1,824.0815	5
TOTAL	**36,481.6291**	**100**

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021966117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

property				
Unproductive large property	9	0.78	30558.3	72.08
Non-classified	1	0.09	-	-
TOTAL	1148	100	42397	100

Nº of real estate units

Figure - Small rural property – Unproductive small property - Unproductive large property

Productive small property – Unproductive medium-sized property - Non-classified

Figure – Small rural property – Unproductive small property - Unproductive large property

Productive small property – Unproductive medium-sized property

4.4.1.2 – Agriculture

In this activity the production of rice, corn, bean, coffee and manioc outstand. In a lesser extent there are the plantations of guarana, cacao, banana, citric fruit and cupuaçu. The agriculturists from Apuí count on the support of many agencies and associations.

Figure 4 – Vegetation House

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021366117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Source: Ministry of Agriculture – Agricultural capacity of the Amazonas' Lands.

CLASSIFICATION OF THE RELIEF

Figure – Even; Slightly wavy; Wavy; Very wavy; Strongly wavy.

5.2.3 – Climate

According to Koppen, the climate dominant in the area belongs to group A (rainy tropical climate) of his classification system. It is characterized for presenting mean temperature of the coldest month, at all times higher than 18ºC, a limit below of which, some tropical plants may not develop. Such condition allows the existence of megathermal vegetation of a constantly elevated temperature and abundant rains. It comprises the climatic kind Am (monsoon rains), which presents a dry season of short duration that, however, does not have any significant influence on the behavior of the vegetation due to the high totals of precipitation that allow a sufficient distribution of humidity necessary to the development and maintenance of the forest.

The pluviometric rate is highly elevated, ranging from 2,000 to 2,500 mm on a yearly basis.

The yearly temperatures present small variations, ranging from 24ºC to 26ºC, while the air relative humidity ranges from 85% to 90%.

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021066117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

5.2.4 – Soils

5.2.4.1 – Classes of Soils

Two units of soil that are similar to the characteristics described by RADAMBRASIL PROJECT predominate in the area of study: Dystrophic Yellow Latossoil and Dystrophic Quartzose Sands. In a lesser extent, there are the kinds Red-Yellow Latossoil (LVA) and Less Humic Gley. Please find hereinbelow the images of the profiles of soils prevailing in the region, along with a brief description.

a) Dystrophic Yellow Latossoil – it comprises mineral soils with latossolic B horizon, generally acid, very deep and fragile. It has low capacity of exchange of cations, low aggregate of exchangeable bases and reduced content of natural argyle, thus determining an elevated grade of flocculation.

It presents profiles with sequence of horizons A, B and C, reaching depths of 200 cm.

Figure 8 - Dystrophic Yellow Latossoil

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 031 - CPF 021066117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

This kind of soil occur in many kinds of relief, ranging from even to wavy under vegetation of dense forest and is originated from sediments of the Tertiary Period (Formation of Barriers).

The low natural fertility conditions a limited use of these soils, although they present physical conditions and relief favorable to the mechanization and use of fertilizers.

The capacity of use of these soils present limitations to the agriculturist; however, such limitations may be removed through the correction of the fertility and acidity rate, by offering conditions favorable to the cultivation of perennial plants and cattle for slaughter.

b) Dystrophic Quartzose Sands – the soils that constitute this unit are less developed and do not have horizon B. They are regularly deep, with low content of argyle in the superficial horizons – less than 15% of argyle up to a depth of 2 m. They range from acid to very acid, strongly drained, with low capacity of retention of humidity. The aggregate of bases is low and the saturation of bases is very low, conditioned by the low natural fertility of these soils. They occur in the area in association with Dystrophic Yellow Latossoil.

Figure 9 – Dystrophic Quartzose Sands.

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021068117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

Figure 10 - Red-Yellow Latossoil

They are soils non-recommended for the agricultural activity due to strong limitations presented by them. Their use is indicated for the preservation of the vegetal cover, aiming at assuring the ecologic equilibrium of the area.

c) Red-Yellow Latossoil (LVA)

Soils with contents of Fe_2O_3 equal or lesser than 11% and, regularly, above 7%, when the soils are argillaceous or very argillaceous and non-concretionary. They keep the same name of the classification prior to 1999.

They are deep or very deep, well drained, with argillaceous, very argillaceous or mean texture. The soils of argillaceous or very argillaceous texture and of more oxidic constitution have apparent low density ranging from 0.86 g to 1.21 g/cm^3 and total porosity ranging from high to very high. They are acid to very acid soils, with saturation by low bases (dystrophic) and, sometimes, dystrophic – in these cases, with exchangeable aluminum higher than 50%.

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 081 - CPF 021666117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

These Latossoils have also good physical conditions that, along with the even or slightly wavy relief, favor the use with different cultures adapted to the climate of the region.

Their main limitations are high acidity and low chemical fertility. They require an adequate handling with correction of acidity, fertilizing with manure and control of erosion - as, for instance, terracing – specially in the soils with mean texture, which are the poorest and subject to erosion. The deficiency of micronutrients may occur mainly in soils of mean texture.

Figure 11 – Less Humic Gley

The capacity of use of these soils presents limitations for the agriculturist that may be weakened upon the correction of the fertility and acidity level, offering favorable conditions for the cultivation of perennial plants.

d) Less Humic Gley

They are mineral, hydromorphic soils presenting horizons A (mineral) or H (organic), followed by a grayish-olivaceous, greenish or bluish horizon denominated gley horizon, a result of modifications occurred in

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021066117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

the iron oxides existing in the swampy soil (reduction), during the whole year or part thereof. The gley horizon may begin at 40 cm of the surface. They are badly drained soils and may present a very variable texture along the profile.

They may present both low and high activity argyle; they are poor or rich soils on bases or with high aluminum content. Since they are located in lowlands, near the drainage areas; their characteristics are influenced by the contribution of particles arising from the soils of the higher positions and from the drainage water, since they are formed in areas of reception or transit of transported products. They are dark, peaty or with a great amount of organic matter under another form.

The great limitation is in the presence of an elevated groundwater, with risks of flooding, needing drainage for its use. They rarely present high fertility and the neutralization of the acidity by the liming of the soil is problematic, often requiring a great deal of limestone.

They are soils not recommended for the agricultural activity, mainly due to the deficiency in the draining.

The texture along the profile must be observed for very argillaceous soils in subsurface may present serious problems when drained. As these soils dry, they become hardened and this impairs the

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 061 - CPF 021966117-00

development of roots. Constant cycles of moistening and drying may cause the irreversible hardening of the soil.

Figure 12 – Apuí's soils – aerial view.

Table IV

CLASSES OF SOILS

SPECIFICATION	AREA (ha)	%
Dystrophic Yellow Latossoil	10,944.4887	30
Dystrophic Quartzose Sands	7,296.3258	20
Red-Yellow Latossoil	12,768.5702	35
Less Humic Gley	5,472.2444	15
TOTAL	**36,481.6291**	**100**

Source: Ministry of Agriculture – Agricultural capacity of the Amazonas' Lands.

CLASSES OF SOILS

Figure - Dystrophic Yellow Latossoil; Dystrophic Quartzose Sands; Red-Yellow Latossoil; Less Humic Gley.

5.2.4.2 – Classification of the Capacity of Use of Soil

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021966117-03

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

The tract being appraised is included in the table below, according to the System of Classification of the Capacity of Use of Soil, as per the Brazilian Handbook for the Survey of the Capacity of Use of Soil – III.

Table V

Classification of the Capacity of Use of Soil

Group	Class	Subclass	Factors Determinant of the Classes	Area (ha)	%
A	II	IIs	Cultivable lands/simple problems of conservation	23,713.0589	65
B	VIII	IIa	Lands inadequate for any kind of economic activity, being useful solely for the protection and shelter of the fauna and flora	7,296.3258	20
C	IV	IVa	Humid lands of hard drainage. Unfit for the agriculture	5,472.2444	15
			TOTAL	36,481.6291	100

Capacity of Use of Soil

Figure – A II IIs – C VIII IIa – C IV IVa

5.3 – Condition of use of soil

5.3.1 – Area of Legal Reserve - ARL

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 081 - CPF 021066117-03

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

According to the Brazilian laws, the rural real estate located in the Legal Amazon is supposed to set aside 80% of the net area (AL=AT-APP) to **legal reserve**, pursuant to Brazilian Forest Code, as implemented by Law no. 4771/65 as amended by Temporary Statute no. 1511 of 8/22/96 as to art 44.

Real Estate's total area (TO) under study is 43,784.9 ha (forty-three thousand, seven hundred and eighty-four hectares and nine ares), of which, deducing the Permanent Preservation Area (PPA), which is 4,500 ha (four thousand and five hundred hectares), it is left a net area of 39,284.9 (thirty-nine thousand, two hundred and eighty-four hectares point nine). By deducing, from the net area, 80%, we have 31,427.92 (thirty-one thousand, four hundred and twenty-seven hectares and ninety-two ares) equivalent to the area of Legal Reserve (ALR).

5.3.2 – Area of Permanent Preservation (APP)

The Area of Permanent Preservation corresponds to 4,500 ha (four thousand and five hundred hectares). This Area is governed by subparagraph 'C' of the Brazilian Forest Code (Law no. 4771 of 9/15/65) as amended by Law no. 7803/89 and Sole Paragraph of art. 104 of Law no. 8171/91.

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 001 - CPF 021096117-00

5.3.3 – Area of Use – AU

The Area of Use – AU, of the rural tract is equivalent to 7,856.98 ha (seven thousand, eight hundred and fifty-six hectares and ninety-eight ares, corresponding to the non-used area of the real estate subject to agricultural, cattle raising and forest exploitation.

Table VI

CONDITION OF USE OF SOIL

AREA (in hectare)

REAL ESTATE	TOTAL	APP (*)	ARL	AU
	a	b	C = a.80%	D = a - c
Jatuarana Farm	36,481.6291	1,036.5836	29,185.3033	7,296.3258

Legend:

APP = Area of Permanent Preservation (b)

ARL = Area of Legal Reserve (c)

AU = Area of Use (d)

(*) APP - The Area of Permanent Preservation is equivalent to the drainage existing in the real estate. It occurs in superposition to the Area of Legal Reserve and Area of Use, as per indicated in the ground plan of the real estate appended hereto.

CONDITION OF USE OF SOIL

Figure - APP ARL AU

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021686117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

6. Appraisal of the Rural Tract

6.1 – Classification of the Methods

According to the standards of ABNT (Brazilian Association of Technical Standards), the methods are classified in *direct* and *indirect* and may be, under certain circumstances, conjugated.

They are subdivided in:

• *Direct*:

- comparative of data of market;
- comparative of cost of reproduction of betterments;

• *Indirect*:

- proceeds;
- involutive;
- residual

6.2 – Justification of the Method Employed

Among the methods mentioned in the prior item, the Comparative Method of Market Data is, knowingly, the most applied in services of appraisal of rural real estate. Also denominated Synthetic or Direct, it is based on the definition of value, through the comparison of similar data as to the intrinsic and extrinsic characteristics. The characteristics and

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 081 - CPF 021900117-00

MARIANA ERIKA HEYNEMANN – TRADUTORA PÚBLICA – Rio de Janeiro

the attributes of the data researched that exercise influence on the determination of the prices and, therefore, of the value, must be weighed by homogenization or by statistic inference, respecting the levels of rigor defined in Standard NBR 14653-3 of ABNT.

The validity of this method resides in the mathematic corroboration carried out from the data obtained in the market research and universally accepted. Thus, we have – at all times – elected to apply the comparative method upon the appraisal of the rural real estate, by virtue of its efficacy, when compared with the other methods in the determination of the fair value of the real estate subject of the appraisal.

Nevertheless, it is noteworthy mentioning that the reality of the Amazon region, with its particulars, sometimes imposes upon us restrictions of operational characteristics as to the full applicability of appraisal methods adapted to the conditions of other regions of Brazil. So, for the attainment of the process of appraisal of a particular rural real estate, we often endeavor to adapt the principles of this method to the available instruments applicable to the conditions existing in the region.

6.3 – Determination of the Value of the Bare Land

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021908117-00

MARIANA ERIKA HEYNEMANN TRADUTORA PUBLICA Rio de Janeiro

The comparative method contemplates the carrying out of a comprehensive research aiming at the collection of data that may exert any influence on the determination of the value of the good being appraised. These data must help the appraising engineer to establish his conviction as to the real estate's value; but it is substantially important to assure the quality of the sample. For such, some fundamental criteria must be taken into account: reliability of the data obtained and indication that the number of elements effectively used is higher than, or equal to, five.

The research on the information for the obtainment of the market value of the bare land basically comprises two phases: Identification of the sources and execution of the research that, in turn, is subdivided in: Collection, Preparation, Analysis of Data, Homogenization of the Samples and Calculation of the Value of the Bare Land.

After collection of the information, the data obtained in the process of research of the tract being appraised and its adjacent areas, as regards the location, conditions of access, infrastructure existing, natural resources (relief, vegetation, climate) and use of the soil, are used in the manipulation of the elements to be used to determine the value through the process of descriptive statistics.

Rua da Assembléia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021006117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Subsequently, it is made the homogenization of the information, the application of which is recommended when the sampling data are not perfectly comparable.

Upon the values obtained in the research, it is applied as a leveler the Reducing Factor (FRe) of 30% (equivalent to 0.7). This methodology is used by Amazon EB in the appraisal of real estate with an area higher than 200 ha (two hundred hectares), as per the Table of Appraisal of Rural Properties prepared by Amazon EB, as included in the annexes hereof.

6.3.1 – Process of Homogenization of the Values of the Bare Land

Table VII

HOMOGENIZATION OF SAMPLES

Factor 1 – Location of the Real Estate (L)

CLASS	DESCRIPTION	RATE
A	**Lands near roads open to traffic or rivers permanently navigable.**	**1.00**
B	Lands distant from roads open to traffic or rivers permanently navigable. 0.75	0.75
C	Central Lands	0.50

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 031 - CPF 021066117-00

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

Table VIII

HOMOGENIZATION OF SAMPLES

Factor 2 – Dimension of the Real Estate (D)

CLASS	DESCRIPTION	RATE
A	Up to 100 ha	1.00
B	From 101 ha to 500 ha	1.10
C	From 501 ha to 1,000 ha	1.25
D	From 1,001 ha to 2,000 ha	1.30
E	From 2,001 ha to 5,000 ha	1.50
F	**Above 5,000 ha**	**2.50**

Table IX

HOMOGENIZATION OF SAMPLES

Factor 3 – Potentiality of the Real Estate (P)

CLASS	DESCRIPTION	RATE
A	**Soil destined to the mineral exploration, tour undertakings, corporate forest manipulation and intensive agricultural/cattle raising production**	**2.00**
B	Upper soil, topography predominantly even and smooth	1.00
C	Upper soil, topography predominantly uneven or soil with topography predominantly even and smooth	0.90
D	Soil with topography predominantly uneven or regular soil with	0.80

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021900117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

6.3.1.1 - Homogenization of Values

VTN (mean) $\frac{1,013.83}{6}$ = R$ 168.97

For the final homogenization of the data, only values within an interval of 30% (upwards or downwards) of the VTN (mean) will be used. So:

$$168.97 \times \begin{cases} 0.70 \\ 1.30 \end{cases} = \begin{matrix} 118.28 \\ 219.66 \end{matrix}$$

VMTN = Mean Value of the Bare Land

VMTN = $\frac{168.35+136.50+204.75+182.00}{4}$ = $\frac{691.60}{4}$ = 172.90

VMTN = R$ 172.90 (one hundred and seventy-two reais and ninety cents- *the Brazilian currency*)

6.3.1.2 – Total Value of the Bare Land

VTN = VMTN x Area of the Real Estate

VTN = R$ 172.90 X 36,481.6291 ha

VTN = R$ 6,307,673.67

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 061 - CPF 021666117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

	topography predominantly even and smooth	
E	Regular soil with topography predominantly uneven or lower soil with topography predominantly even and smooth	0.70
F	Lower soil with topography predominantly uneven	0.60

Table X

HOMOGENIZATION OF SAMPLES

Factor 4 – Use of Soil (U)

CLASS	DESCRIPTION	RATE
A	Lands without any presence of anthropic action	1.40
B	**Lands with relative presence of anthropic action (20% of the total area of the real estate)**	**1.30**
C	Lands with the presence of anthropic action (40% of the total area of the real estate)	1.20
D	Lands with the presence of anthropic action (60% of the total area of the real estate)	1.00
E	Lands with the presence of anthropic action (80% of the total area of the real estate)	0.50

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021088117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

The value of the bare land (VTN) of the real estate subject of the appraisal is R$ 6,307,673.67 (six million, three hundred and seven thousand, six hundred and seventy-three reais and sixty-seven cents – *the Brazilian currency*).

6.4 – Value of the Forest Heritage

The value of the forest heritage has been calculated from the data obtained upon a field sample survey carried out in a portion of the tract (paradigm area) equivalent to 50 hectares, situated near the tract subject of the appraisal, according to the geographic coordinates of the four main vertices, as per registered in item 5.2 - Survey of natural resources.

Through the interpretation of the cartographic base MIR-218-DSG/1:100.000, it has been chosen the paradigm area, by virtue of the similarity of the forest aspect presented in relation with the tract subject of the appraisal and also due to the facility of access for the execution of the sample inventory that comprised the research of forest data (timber), soils, relief and other natural resources.

6.4.1 – Calculation of the Volume of Production

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021966117-00

To determine the volume of production of timber of commercial value, we will adopt the values identified in SUMMARY OF FOREST SAMPLING (Table II) of item Vegetation, where it is registered the volumetry found (65.7856 m^3/ha).

The data obtained in the survey of the forest cover indicate a timber area of commercial value measuring 21,888.9775 hectares.

(60% of the total area of the rural property).

AGPM = Area of the Prospect Timber-Producing Tract

AGPM = 21,888.9775 ha

VP = Volume of Production

P = Production per hectare of timber of commercial Value

VP = AGPM x P

VP = 21,888.9775 ha x 65.7856 m^3

VP = 1,439,979.52 m^3

The volume of commercially valuable timber production found was 1,439,979.52 m^3

6.4.2 - Calculation of the Value of the Forest Heritage

VPF = Value of the Forest Heritage

VP = Volume of Production

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2382 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021086117-03

F = Mean price of m^3 of standing tree

VPF = VP x F

VPF = 1,439,979.52 m^3 x R$ 50.00

VPF = R$ 71,998,975.78

The value of the forest heritage found was R$ 71,998,975.78 (seventy-one million, nine hundred and ninety-eight thousand, nine hundred and seventy-five reais and seventy-eight cents)

6.5 – Calculation of the Total Value of the Real Estate

VTI = Total Value of the Real Estate

VTN = Value of the Bare Land

VPF = Value of the Forest Heritage

VTI = VTN + VPF

VPF = R$ 6,307,673.67 + R$ 71,998,975.78

VPF = R$ 78,306,649.45

The total value of the real estate (bare land + forest heritage) is R$ 78,306,649.45 (seventy-eight million, three hundred and six thousand, six hundred and forty-nine reais and forty-five cents).

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021900117-00

MARIANA ERIKA HEYNEMANN - TRADUTORA PÚBLICA - Rio de Janeiro

7. TECHNICAL OPINION

The data contained herein are based on the information obtained through a field research carried out in a portion (paradigm area) identified as being representative of the tract subject of the appraisal, upon the interpretation of the cartographic base MIR-218-DSG/1:100.000 (Brazilian Army Department).

Said research has contemplated the characterization of the real estate subject of the appraisal as regards the aspects of relief, vegetation, hydrography, erosion, current use, available infrastructural items, by unveiling technical information that is the basis of this opinion.

Considering the foregoing and in view of the orientations contained in the Standards of the Brazilian Association of Technical Standards – ABNT, it was possible to appraise the existing forest heritage in R$ 71,998,975.78 (seventy-one million, nine hundred and ninety-eight thousand, nine hundred seventy-five reais and seventy-eight cents), while the bare land had reached the value of R$ 6,307,673.67 (six million, three hundred and seven thousand, six hundred and seventy-three reais and sixty-seven cents), totaling 78,306,649.45 (seventy-eight million, three hundred and six thousand, six hundred and forty-nine reais and forty-five cents).

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021656117-00

Signed: **Edson Ferreira Braga**

Agronomic Engineer – enrolled with CREA/PA (Regional Council of Engineering, Architecture & Agronomy of the State of Pará, Brazil) under no. 3712-D and with CREA/AM (Regional Council of the State of Amazonas) under no. 2024.

8. TECHNICAL RESPONSIBILITY

For the preparation hereof it was observed the provisions of resolutions 205 of 9/30/71, under Professional Ethics Code; 345 of 6/27/73, which stipulates the engineer's, architect's and agronomic engineer's duties and Law no. 6496/77, which creates the Annotation of Technical Responsibility of the Federal Council of Engineering, Architecture and Agronomy (CONFEA) and Federal Law no. 5709 of October 7, 1971, State Decree no. 17197 of May 27, 1996, Law no. 4771 of September 15, 1965 (Brazilian Forest Code).

This appraisal has been conducted on a strictly basis (level of ground II) defined in NBR 14653-3 of ABNT.

This report is printed on ***164*** letterhead pages initialed by me and this page is dated and signed by me.

Manaus, June 9, 2010.

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 095 - CPF 021968117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

Signed: **Edson Ferreira Braga**

Agronomic Engineer – enrolled with CREA/PA (Regional Council of Engineering, Architecture & Agronomy of the State of Pará, Brazil) under no. 3712-D and with CREA/AM (Regional Council of the State of Amazonas) under no. 2024.

***

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021098117-00

MARIANA ERIKA HEYNEMANN Rio de Janeiro TRADUTORA PÚBLICA

DESCRIPTIVE MEMORIAL

Real Estate: **JATUARANA FARM**

Location: Right margin of Aripuanã River

Owner: AMAZONAS, INDÚSTRIA, COMÉRCIO E EXPORTAÇÃO DE PRODUTOS DE MADEIRA LTDA.

Municipality: Apuí, State of Amazonas

Area (ha): 36,481.6291 ha

Perimeter (m): 79,536.43 m

The description of this perimeter starts at vertex **MM-4** of coordinates -60º40'04.50191" and -07º33'24.85403" and even UTM coordinates 757,333.47 E and 9,163.994.70 N, ellipsoid SAD-69 referred to at central meridian 63º; situated at the frontier of lands of the Union with Aripuanã River; adjoining with lands of the Union, this perimeter proceeds with true Azimuth of 78º48'50" and distance of 10,704.80 m up to point **F-8** of coordinates -60º34'22.47469" and -07º32'15.42064" and even UTM coordinates 767,834.93 E and 9,166,071.41 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 61º34'12" and distance of 4,552.00 m until point **F-8A** of coordinates -60º32'12.36491" and -07º31'04.18468" and even UTM

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021066117-00

coordinates 771,837.95 E and 9,168,238.55 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 124°41'01" and distance of 16,886.60 m until point **P-6A** of coordinates -60°24'37.63353" and -07°36'14.17631" and even UTM coordinates 785,723.94 E and 9,158,629.31 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°18'20" and distance of 3,759.28 m until point **P-6** of coordinates -60°26'25.00103" and -07°37'13.53349" and even UTM coordinates 782,426.32 E and 9,156,824.34 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°15'00" and distance of 5,000.00 m until point **P-5** of coordinates -60°28'47.47644" and -07°36'32.612023" and even UTM coordinates 778,042.69 E and 9,154,419.39 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°15'00" and distance of 5,000.00 m until point **P-4** of coordinates -60°31'09.96941" and -07°39'51.68184" and even UTM coordinates 773,659.08 E and 9,152,014.45 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°'5'00" and distance of 5,000.00 m until point **P-3** of coordinates -60°33'32.48025" and -07°41'10.74313" and even UTM coordinates 769,275.42 E and 9,149,609.51 N thereof, adjoining with uninhabited

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 061 - CPF 021066117-00

lands this perimeter proceeds with true Azimuth of 241°15'00" and distance of 3,000.00 m until point **P-2** of coordinates -60°34'57.99504" and -07°41'58.17596" and even UTM coordinates 766,645.24 E and 9,148,166.54 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°11'36" and distance of 902.50 m until point **MM-3** thereof, adjoining with Aripuanã river, this perimeter proceeds for various alignments and distance of 24,731.23 m until point **MM-4,** the initial vertex of description of this perimeter.

All coordinates described herein are geo-referenced to the Brazilian Geodesic System and are represented in UTM System, geo-referenced to Central Meridian 63° WGr, having as datum SAD-69. All Azimuths and Distances, area and perimeter have been calculated on UTM projection plane.

Data: June/2010.

Responsible Technician:

Edson Ferreira Braga – Agronomic Engineer – enrolled with CREA/PA (Regional Council of Engineering, Architecture & Agronomy of the State of Pará, Brazil) under no. 3712-D and with CREA/AM (Regional Council of the State of Amazonas) under no. 2024.

***

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2382 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021900117-00

DESCRIPTIVE MEMORIAL OF

THE LEGAL RESERVE

Real Estate: **JATUARANA FARM**

Location: Right margin of Aripuanã River

Owner: AMAZONAS, INDÚSTRIA, COMÉRCIO E EXPORTAÇÃO DE PRODUTOS DE MADEIRA LTDA.

Municipality: Apuí, State of Amazonas

Area (ha): 29,185.3033 ha

Perimeter (m): 72,275.12 m

The description of this perimeter starts at vertex **MM-4** of coordinates -60º40'04.50191" and -07º33'24.85403" and even UTM coordinates 757,333.47 E and 9,163.994.70 N, ellipsoid SAD-69 referred to at central meridian 63º; situated at the frontier of lands of the Union with Aripuanã River; adjoining with lands of the Union, this perimeter proceeds with true Azimuth of 78º48'50" and distance of 10,704.80 m up to point **F-8** of coordinates -60º34'22. 47469" and -07º32'15.42064" and even UTM coordinates 767,834.93 E and 9,166,071.41 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 61º34'12" and distance of 4,552.00 m until point **F-8A** of

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 031 - CPF 021066117-03

coordinates -60°32'12.36491" and -07°31'04.18468" and even UTM coordinates 771,837.95 E and 9,168,238.55 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 124°41'01" and distance of 16,886.60 m until point **P-6A** of coordinates -60°24'37.63353" and -07°36'14.17631" and even UTM coordinates 785,723.94 E and 9,158,629.31 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°18'20" and distance of 3,759.28 m until point **P-6** of coordinates -60°26'25.00103" and -07°37'13.53349" and even UTM coordinates 782,426.32 E and 9,156,824.34 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°15'00" and distance of 5,000.00 m until point **P-5** of coordinates -60°28'47.47644" and -07°36'32.612023" and even UTM coordinates 778,042.69 E and 9,154,419.39 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°15'00" and distance of 5,000.00 m until point **P-4** of coordinates -60°31'09.96941" and -07°39'51.68184" and even UTM coordinates 773,659.08 E and 9,152,014.45 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 241°5'00" and distance of 5,000.00 m until point **P-3** of coordinates -60°33'32.48025" and -07°41'10.74313" and even UTM coordinates

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 091 - CPF 021900117-00

Rio de Janeiro

769,275.42 E and 9,149,609.51 N thereof, adjoining with uninhabited lands this perimeter proceeds with true Azimuth of 241º15'00" and distance of 3,000.00 m until point **P-2** of coordinates -60º34'57.99504" and -07º41'58.17596" and even UTM coordinates 766,645.24 E and 9,148,166.54 N thereof, adjoining with lands of the Union this perimeter proceeds with true Azimuth of 329º01'51.59" and distance of 10,368.04 m until point **P-7** of coordinates -60º37'53.61000" and -7º37'09.90000" and even UTM coordinates 761,310.11 E and 9,157,056.57 N thereof, this perimeter proceeds with true Azimuth of 332º45'18.97" and distance of 3,513.4 m until point **P-8** of coordinates -60º38'46.61000" and -7º35'28.55000" and even **UTM** coordinates 759,701.71 E and 9,160,180.19 N thereof, this perimeter proceeds with true Azimuth of 327º51'46.16" and distance of 4,247.17m until point **P-9** of coordinates -60º40'00.91000" and -7º33'31.93000" and even UTM coordinates 757,442.43 E and 9,163,776.60 N thereof, this perimeter proceeds with true Azimuth of 333º27'12.54" and distance of 243.81 m until point **MM-4,** the initial vertex of description of this perimeter.

All coordinates described herein are geo-referenced to the Brazilian Geodesic System and are represented in UTM System, geo-referenced to Central Meridian 63º WGr, having as datum SAD-69. All Azimuths

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
MAT. JUCERJA Nº 081 - CPF 021990117-03

and Distances, area and perimeter have been calculated on UTM projection plane.

Data: June/2010.

Responsible Technician:

Edson Ferreira Braga – Agronomic Engineer – enrolled with CREA/PA (Regional Council of Engineering, Architecture & Agronomy of the State of Pará, Brazil) under no. 3712-D and with CREA/AM (Regional Council of the State of Amazonas) under no. 2024.

***

REPÚBLICA FEDERATIVA DO BRASIL

Mariana Erika Heynemann

TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR

GRAPHIC SCALE

PROJECTION CGS SOUTH AMERICAN 1969

Horizontal datum: SAD-69

SPOT MAP

Map of Brazil's Nothern Region

STATUS PLAN – JATUARANA FARM

Owner: AMAZONAS, INDÚSTRIA, COMÉRCIO E EXPORTAÇÃO DE PRODUTOS DE MADEIRA LTDA.

Scale: 1:50,000 – Spot: Right margin of Aripuanã River – Area: 36,481.6291 ha

Date: June/2010 – Spot: Apuí/AM – Perimeter: 79,536.43 m

Responsible Technician: *Signed* - Edson Ferreira Braga

Checked: *blank* --- Seen: *blank*

INTER-MUNICIPAL BORDER --- MILESTONES --- HYDROGRAPHY

GEOGRAPHIC COORDINATES OF THE LEGAL RESERVE					
POINTS	GEOGRAPHIC COORDINATES		EVEN UTM COORDINATES		
	LATITUDE(S)	LONGITUDE (S)	ZONE	AXIS E	AXIS N
F-8A	-07°31'04.18468"	-60°32'12.36491"	20M	771,837.35	9,168,238.55
P-6A	-07°38'14.17631"	-60°24'37.63353"	20M	785,723.94	9,158,829.31
P-6	-07°37'13.53349"	-60°26'25.00103"	20M	782,426.32	9,156,824.34

Rua da Assembléia , 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2362 / Fax: 2531-2712

REPÚBLICA FEDERATIVA DO BRASIL
Mariana Erika Heynemann
TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR
[illegible]

P-5	[illegible]	-60°28'47.4764"	20M	[illegible]	[illegible]
P-4	[illegible]	[illegible]	20M	[illegible]	[illegible]
P-3	07°41'10.74312"	-60°33'32.48035"	20M	765,275.42	[illegible]
P-2	[illegible]	-60°34'57.99604"	20M	[illegible]	[illegible]
F-8	[illegible]	[illegible]	20M	[illegible]	[illegible]
MM-4	[illegible]	[illegible]	20M	[illegible]	[illegible]
P-7	[illegible]	[illegible]	20M	[illegible]	[illegible]
P-8	-7°30'28.50000"	-60°38'46.61000"	20M	[illegible]	[illegible]
P-9	[illegible]	[illegible]	20M	757,442.43	[illegible]

***

SIDES	DISTANCE (m)	AZIMUTH
MM-4/F-8	10,704.80	78°48'50.00"
F-8/F-8A	4,552.00	61°34'12.00"
F-8A/P-6A	16,886.62	124°41'01.00"
P-6A/P-6	3,759.28	241°18'20.00"
P-6/P-5	5,000.00	241°15'00.00"
P-5/P-4	5,000.00	241°15'00.00"
P-4/P-3	5,000.00	241°15'00.00"
P-3/P-2	3,000.00	241°15'00.00"
P-2/P-7	10,368.04	329°01'51.59"
P-7/P-8	3,513.40	332°45'18.97"
P-8/P-9	4,247.17	327°51'46.16"
P-9/MM-4	243.81	333°27'12.54"
PERIMETER	72,275.12	

REPÚBLICA FEDERATIVA DO BRASIL

Mariana Erika Heynemann

TRADUTORA PÚBLICA JURAMENTADA E INTÉRPRETE COMERCIAL
SWORN PUBLIC TRANSLATOR

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

NOTHING FURTHER WAS SET FORTH IN THE DOCUMENT, OF WHICH THIS IS A TRUE AND CORRECT TRANSLATION.

IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND OFFICIAL SEAL.

Rio de Janeiro, July 13, 2010.

MARIANA ERIKA HEYNEMANN
Rio de Janeiro
TRADUTORA PÚBLICA

Mariana E. Heynemann

Rua da Assembleia, 10 - subsolo Loja 107 - CEP 20.011-000 - Rio de Janeiro - RJ
Tel.: (21) 2531-2327 / 2531-2583 / Fax: 2531-2717